Exhibit 99.1

Investor Relations Contact:
Nate Swanson
925-452-3156
nswanson@taleo.com

Taleo Announces Strong First Quarter 2009 Results and Outstanding Cash Flow

-- Adds 19 New Taleo Enterprise Edition Customers
-- GAAP Revenue of $48.1 Million, an Increase of 34% Year-Over-Year
-- Generates $13.4 Million in Cash Flow From Operations

Dublin, CA – May 7, 2009 - Taleo (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced its financial results for the quarter ended March 31, 2009.

Quarterly highlights include:

-- GAAP revenues of $48.1 million for the first quarter of 2009, an increase of 34% year-over-year; Non-GAAP revenues increased to $48.6 million, which includes amounts excluded from GAAP revenue due to the write-down of deferred revenue required under purchase accounting associated with the acquisition of Vurv Technology, Inc. (“Vurv”) on July 1, 2008.
-- Signed 166 new customers, including 19 new Taleo Enterprise EditionTM customers and 147 new Taleo Business EditionTM customers, despite an increasingly volatile global economic climate.
-- GAAP net loss of $(2.2) million, or $(0.07) per share.
-- Record Non-GAAP net income of $5.6 million, or $0.18 per fully diluted share.
-- On pace to surpass 100 Enterprise and Business Edition Performance Management customers by end of current quarter.

"In this economy, we believe savvy businesses are focusing on Talent Management as a lever for cutting costs, while driving workforce productivity” said Michael Gregoire, Taleo Chairman and CEO.  “Global companies are recognizing that Talent Management helps improve the way their businesses work, without sacrificing capabilities, and as a result, this was another strong quarter for us.”

Other significant achievements during the first quarter 2009 include:

--  Acquired 19 new Taleo Enterprise Edition customers. Demand for Taleo’s talent management solutions continued with the company signing 19 new enterprise customers, bringing Taleo’s enterprise customer base to over 670 organizations around the world. New Taleo Enterprise Edition customers included: Aaron Rents, Batesville Casket Company, Bristow Group, Healthways, Hitachi Data Systems, McAfee, NEW Customer Service Companies, PlayStation (Sony Computer Entertainment of America) and Thomas Cook (UK).

--  Signed 147 new Small and Medium-sized Customers. Taleo Business Edition, a recruiting solution targeted at companies with less than 5,000 employees, now has approximately 3,400 customers. New Taleo Business Edition customers include: Portland Energy Conservation, Colorado Springs Utility, Major League Baseball, Kool Smiles, the City of Jacksonville and M.A.R.S. International. New Taleo Business Edition Perform customers include The Little Clinic, Texas First Bank and Imperial Toy Company.

--  Continued to see unified Talent Management Adoption. Customers buying Taleo’s bundled Talent Management offering (both recruiting and performance management solutions) included Dow Jones for Taleo Enterprise Edition, and Medical College of Wisconsin for Taleo Business Edition.

--  Performance Management momentum.  Combined sales of Taleo Enterprise Performance, available since the first quarter of 2008, and Taleo Business Edition Perform, available since the fourth quarter of 2008, are on pace to surpass 100 customers by June 30, 2009. Additionally, in the second quarter of 2009 Taleo Enterprise Performance was announced as the 2009 CODiE Award winner for the Best Human Resources Solution by the Software and Information Industry Association (SIIA).

--  Vurv renewals and conversions tracking at or above expectations. Vurv customers committing to Taleo Enterprise Edition this quarter include: Autodesk, St. Luke’s Episcopal Health System, Language Line Services, Adesa and Asurion.

--  Taleo was recently awarded an “Outstanding” rating by the Service and Support Professionals Association. One of the key tenets of the on-demand software business is that you not only need to develop a strong software solution, but also deliver that software with the highest level of service and support. Taleo is the first and only Talent Management software vendor to receive this distinction.

Taleo delivered the following financial results:

Revenue: Total revenue, in accordance with accounting principles generally accepted in the United States, or GAAP, for the first quarter was $48.1 million, representing an increase of 34% on a year-over-year basis. Application revenue for the first quarter was $41.2 million, an increase of 37% on a year-over-year basis. Total non-GAAP revenue for the first quarter of 2009 was $48.6 million. Total non-GAAP application revenue for the first quarter was $41.7 million. The difference between GAAP and non-GAAP revenue reflects the amounts excluded from the GAAP revenue due to purchase accounting adjustments, which require the write down of deferred revenue associated with the Vurv acquisition in order to reflect fair value.

Net Income (Loss) and Net Income (Loss) Per Share to Common Stockholders: Net loss was $(2.2) million for the first quarter, compared to net income of $0.6 million for the same period last year. The net loss was driven primarily from the $3.5 million in amortization expense related to the acquisition of Vurv, as well as increased third party costs related to the Company’s revenue review. Net income (loss) for the first quarter of 2009 and 2008 includes share-based compensation expense of $2.4 million and $2.5 million, respectively. Net loss per fully diluted share was $(0.07) for the first quarter of 2009 based on 30.3 million weighted average shares outstanding compared to net income per fully diluted share of $0.02 for the same period in 2008 based on 28.9 million weighted average shares outstanding.

Non-GAAP Net Income and Non-GAAP Net Income Per Share: Non-GAAP net income, which includes amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Vurv acquisition, and excludes costs associated with the revenue review, share-based compensation expense, amortization of acquired intangibles and non-cash tax reserve, was $5.6 million for the first quarter of 2009, compared to a non-GAAP net income of $2.8 million in the same period last year. Non-GAAP net income per fully diluted share was $0.18 for the first quarter of 2009 based on 31.2 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.10 for the same period in 2008 based on 28.9 million weighted average shares outstanding.

Conference Call Details

In conjunction with this announcement, Taleo will host a conference call 5:00pm EDT today to discuss the Company's first quarter 2009 financial results. A live and replay Webcast of the call will be available at the Investor Relations section of Taleo's website at www.taleo.com. The live call may be accessed by dialing 866.713.8567; International dial-in number: 617.597.5326; Participant passcode: 6028-7225.  A live and replay Webcast of the call will be available at the Investor Relations section of Taleo's website at www.taleo.com. A replay of the call can also be accessed by dialing 888.286.8010 (domestic) or 617.801.6888 (international), and referencing passcode: 9891-1151.

About Taleo

Taleo (NASDAQ: TLEO) is the leader in on-demand unified talent management solutions that empower organizations of all sizes to assess, acquire, develop and align their workforces for improved business performance. Approximately 4,000 organizations use Taleo for talent acquisition and performance management, including 48 of the Fortune 100 and approximately 3,400 small and medium sized businesses across 200 countries and territories. Known for its strong configurability and usability, Taleo runs on a world-class infrastructure and offers 99.9% availability. Taleo's Talent Grid harnesses the resources of the Taleo community of customers, candidates, and partners to power the talent needs of companies around the world.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Taleo's future financial performance, new product development, market growth, the demand for Taleo's solutions, the impact of Taleo's acquisition of Vurv, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo's Annual Report on Form 10-K, as filed with the SEC on April 30, 2009, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures

Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP net income and non-GAAP net income per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo's ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo's industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP revenue discussed above includes amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Vurv acquisition, and other non-GAAP measures include amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Vurv acquisition and exclude costs associated with the revenue review, share-based compensation expense, amortization of acquired intangibles and non-cash income tax reserve. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$60,325	$49,462
Restricted cash	521	521
Accounts receivable, net	44,643	49,167
Prepaid expenses and other current assets	11,177	10,977
Investment credits receivable	4,868	6,087
Total current assets	121,534	116,214

Property and equipment, net	24,320	25,250
Restricted cash	515	515
Goodwill	91,563	91,626
Other intangibles, net	41,230	44,802
Other assets	4,736	4,782
Total assets	$283,898	$283,189

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$24,291	$24,877
Deferred revenue - application services and customer deposits	55,628	54,421
Deferred revenue - consulting services	16,034	16,221
Capital lease obligation, short-term	942	1,101
Total current liabilities	96,895	96,620

Long-term deferred revenue - application services and customer deposits	822	777
Long-term deferred revenue - consulting services	10,288	9,594
Other liabilities	3,136	3,258
Capital lease obligation, long-term	353	519
Total liabilities	111,494	110,768

Stockholders' equity:
Capital stock	-	-
Additional paid-in capital	250,371	247,764
Accumulated deficit	(78,102)	(75,918)
Treasury stock	(118)	-
Accumulated other comprehensive income	253	575
Total stockholders' equity	172,404	172,421
Total liabilities and stockholders' equity	$283,898	$283,189

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
		(As restated)
Revenue:
Application	$41,204	$30,163
Consulting	6,879	5,666
Total revenue	48,083	35,829

Cost of revenue (note 1):
Application	8,929	6,254
Amortization of acquired intangibles	760	36
Total cost of application revenue	9,689	6,290
Consulting	6,270	5,724
Total cost of revenue	15,959	12,014

Gross profit	32,124	23,815

Operating expenses (note 1):
Sales and marketing	15,854	10,670
Research and development	8,552	7,033
General and administrative	9,765	6,587
Total operating expenses	34,171	24,290

Loss from operations	(2,047)	(475)

Other income / (expense):
Interest income	141	778
Interest expense	(41)	(45)
Total other income	100	733

Income / (loss) before provision / (benefit) for income taxes	(1,947)	258

Provision / (benefit) for income taxes	237	(303)

Net income / (loss) attributable to Class A common stockholders	$(2,184)	$561

Net income / (loss) per share attributable to Class A common stockholders - basic	$(0.07)	$0.02

Net income / (loss) per share attributable to Class A common stockholders - diluted	$(0.07)	$0.02

Weighted average Class A common shares - basic	30,262	25,369

Weighted average Class A common shares - diluted	30,262	28,899

NOTES

1. Includes share-based compensation expense pursuant to (SFAS 123(R))
Application cost of revenue	$126	$127
Consulting cost of revenue	219	181
Cost of revenue subtotal	345	308

Sales and marketing operating expense	458	635
Research and development operating expense	279	299
General and administrative operating expense	1,286	1,254
Operating expense subtotal	2,023	2,188

Total share-based compensation expense	$2,368	$2,496

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)

Reconciliation of GAAP net income / (loss) and non-GAAP net income:
	Three Months Ended
	March 31,
	2009	2008
		(As restated)
GAAP net income / (loss) reported above	$(2,184)	$561
Add back:

Revenue
Non-GAAP application revenue	513	-
Non-GAAP service revenue	13	-
Total Non-GAAP revenue	526	-

Expenses
Revenue review expense	1,354	-
Share-based compensation expense (SFAS 123(R))	2,368	2,496
Amortization of acquired intangibles	3,572	109
Non-cash income tax reserve	-	(332)
Total Non-GAAP expense	7,294	2,273

Non-GAAP net income	$5,636	$2,834

Non-GAAP net income per share
Basic	$0.19	$0.11
Diluted	$0.18	$0.10

Reconciliation of basic and fully diluted share count:
Basic	30,262	25,369
Add: Weighted Average - Series B common stock	-	562
Weighted Average - stock options and unreleased restricted stock	478	2,968
Weighted Average - Vurv escrow shares	478	-
Diluted	31,218	28,899

Taleo Corporation
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
		(As restated)

Cash flows from operating activities:
Net income / (loss)	$(2,184)	$561
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	6,662	2,364
Amortization of tenant inducements	(38)	(38)
Stock-based compensation expense	2,368	2,496
Director fees settled with stock	64	59
Bad debt expense	400	(86)
Changes in assets and liabilities:
Accounts receivable	4,112	(4,163)
Prepaid expenses and other assets	(279)	(183)
Investment credits receivable	1,095	(682)
Accounts payable and accrued liabilities	(651)	1,064
Deferred revenue and customer deposits	1,848	5,882
Net cash provided by operating activities	13,397	7,274
Cash flows from investing activities:
Purchases of property and equipment	(2,162)	(1,902)
Net cash used in investing activities	(2,162)	(1,902)
Cash flows from financing activities:
Principal payments on capital lease obligations	(325)	(14)
Treasury stock acquired to settle employee withholding liability	(118)	(253)
Proceeds from stock options exercised	176	414
Net cash (used in) / provided by financing activities	(267)	147
Effect of exchange rate changes on cash and cash equivalents	(105)	29
Increase in cash and cash equivalents	10,863	5,548
Cash and cash equivalents:
Beginning of period	49,462	86,135
End of period	$60,325	$91,683
Supplemental cash flow disclosures:
Cash paid for interest	$23	$1
Cash paid for income taxes	$201	$-
Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$1,633	$2,811
Class B common stock exchanged for Class A common stock	$-	$96